Exhibit 21.1
SUBSIDIARIES OF YUM! BRANDS, INC.
AS OF DECEMBER 31, 2024
Name of Subsidiary	State or Country of Incorporation
A.C.N. 003 190 163 Pty Limited	Australia
A.C.N. 003 190 172 Pty Limited	Australia
A.C.N. 003 273 854 Pty Limited	Australia
A.C.N. 054 055 917 Pty Ltd	Australia
A.C.N. 054 121 416 Pty Limited	Australia
A.C.N. 085 239 961 Pty Ltd	Australia
A.C.N. 085 239 998 Pty Ltd	Australia
A.C.N. 108 123 502 Pty Ltd	Australia
ABR Insurance Company	Vermont
Ashton Fried Chicken Pty. Limited	Australia
Clokken Ireland Limited	Ireland
Clokken Limited	England and Wales
Cyprus Caramel Restaurants Limited	Cyprus
Dragontail Systems Canada, Inc.	British Columbia
Dragontail Systems Ltd.	Israel
Dragontail Systems Pty Limited f/k/a Dragontail Systems Limited	Australia
Dragontail Systems USA, Inc.	Delaware
Egg Shell Holdings LLC	Delaware
Finger Lickin' Chicken Limited	England and Wales
Finger Lickin Good Franchising LLC	Delaware
Gardiner Lane Capital, LLC	Delaware
GCTB, LLC	Virginia
Gloucester Properties Pty. Ltd.	Australia
Gotham Newco 4 Limited	England and Wales
Habit Employment, L.P.	Delaware
HBG Franchise, LLC	Delaware
Heart Brands UK Limited	England and Wales
Heart Brands Pty Ltd.	Australia
Heartstyles (Pty) Ltd.	South Africa
Hut Occasions LLC	South Korea
IPDEV Co., LLC	Delaware
Kentucky Fried Chicken (Germany) Restaurant Holding GmbH	Germany
Kentucky Fried Chicken (Great Britain) Limited	England and Wales
Kentucky Fried Chicken Canada Company	Nova Scotia
Kentucky Fried Chicken International Holdings LLC	Delaware
Kentucky Fried Chicken Limited	England and Wales
Kentucky Fried Chicken Pty. Ltd.	Australia
KFC (Pty) Ltd	South Africa
KFC Advertising, Limited	England and Wales

KFC Asia Data & Analytics Pte. Ltd	Singapore
KFC Asia Franchise Pte. Ltd. f/k/a Taco Bell Restaurants China-India Pte. Ltd.	Singapore
KFC Asia Holdings LLC f/k/a KFC Asia S.à r.l. f/k/a TB Asia Holdings S.à r.l.	Delaware
KFC Australia IP Holdings, LLC	Delaware
KFC Canada, LLC	Delaware
KFC Corporation	Delaware
KFC Europe Holdings S.à. r.l.	Switzerland
KFC Europe S.à. r.l.	Switzerland
KFC Europe S.à. r.l.	Luxembourg
KFC France SAS	France
KFC Gift Card Holdings LLC	Kentucky
KFC Greece LLC	Greece
KFC Holding Co.	Delaware
KFC Holding SAS	France
KFC Holdings B.V.	Netherlands
KFC India Marketing Private Limited	India
KFC International Holdings II LLC f/k/a KFC International Holdings II S.à. r.l.	Delaware
KFC MENAPAK LLC	Delaware
KFC MENAPAK S.à. r.l.	Luxembourg
KFC MENAPAKT FZ-LLC	Dubai
KFC MENAPAKT Holdings, LLC	Delaware
KFC North America LLC f/k/a KFC North America S.à. r.l.	Delaware
KFC Pacific Holdings Ltd	Malta
KFC Restaurants Spain S.L.	Spain
KFC South Africa Holdings B.V.	Netherlands
KFC THC V Ltd	Malta
KFC US, LLC	Delaware
KFC US RE Holdings, LLC	Delaware
Live Mas UK Limited	England and Wales
Multibranding Pty. Ltd.	Australia
National Systems, LLC	Delaware
Newcastle Fried Chicken Pty. Limited	Australia
Northside Fried Chicken Pty Limited	Australia
Novo BL SAS	France
Novo Re IMMO SAS	France
Pacific Bell Franchising LLC	Delaware
Pacificly Pizza Hut LLC	Delaware
PH Canada Company	Nova Scotia

PH Digico LLC	Delaware
PH Digital Ventures UK Limited	England and Wales
PH Europe S.à. r.l.	Luxembourg
PH Mexico LLC f/k/a PH Mexico S.à. r.l.	Delaware
PH North America LLC f/k/a PH North America S.à. r.l.	Delaware
PH South Africa Holdings B.V.	Netherlands
PH Yum! France SAS	France
PH Yum! Germany GmbH f/k/a Blitz D24-602 GmbH	Germany
PHDV Asia Company Limited	Vietnam
Pizza Familia Partnership	Delaware
Pizza Hut (Pty) Ltd	South Africa
Pizza Hut Asia Pacific Franchise Pte. Ltd. f/k/a Pizza Hut Restaurants China-India Pte. Ltd.	Singapore
Pizza Hut Asia Pacific Holdings LLC f/k/a Pizza Hut Pacific Holdings LLC f/k/a PH Asia Holdings S.à. r.l.	Delaware
Pizza Hut Canada, LLC	Delaware
Pizza Hut Connect, LLC	Delaware
Pizza Hut Europe Limited	England and Wales
Pizza Hut Guarantor, LLC	Delaware
Pizza Hut Holdings, LLC	Delaware
Pizza Hut HSR Advertising Limited	England and Wales
Pizza Hut India Marketing Private Limited	India
Pizza Hut International, LLC	Delaware
Pizza Hut MENAPAK Consulting FZE	Dubai
Pizza Hut MENAPAK Holdings, LLC	Delaware
Pizza Hut MENAPAK S.à r.l.	Luxembourg
Pizza Hut MENAPAKT FZ-LLC	Dubai
Pizza Hut of America, LLC	Delaware
Pizza Hut, LLC	Delaware
Pizza Pete Franchising LLC	Delaware
PKM Investments, LLC	Delaware
QuikOrder, LLC	Delaware
Restaurant Concepts LLC	Delaware
Restaurant Holdings Limited	England and Wales
South China Sea Investments LLC	Delaware
Southern Fast Foods Limited	England and Wales
Suffolk Fast Foods Limited	England and Wales
Taco Bell Asia Franchising, LLC f/k/a TB Asia S.à r.l.	Delaware

Taco Bell Canada, LLC	Delaware
Taco Bell Cantina Corp	Delaware
Taco Bell Corp	California
Taco Bell Franchise Holder 1, LLC	Delaware
Taco Bell Franchisor Holdings, LLC	Delaware
Taco Bell Franchisor, LLC	Delaware
Taco Bell Funding, LLC	Delaware
Taco Bell IP Holder, LLC	Delaware
Taco Bell of America, LLC	Delaware
Taco Bell Pacific Investments, LLC	Delaware
Taco Bell Restaurants Asia Pte. Ltd.	Singapore
Taco Bell UK and Europe Limited f/k/a Yum! Restaurants Limited	England and Wales
TB Asia LLC	Delaware
TB Australia Company Pty. Ltd.	Australia
TB Canada Company	Nova Scotia
TB Cantina, LLC	Delaware
TB International Holdings II LLC f/k/a TB International Holdings II S.à. r.l.	Delaware
TB North America LLC f/k/a TB North America S.à. r.l.	Delaware
TBA Services, LLC	Delaware
The Habit Restaurants, Inc.	Delaware
The Habit Restaurants, LLC	Delaware
TicTuk Technologies Ltd.	Israel
Tricon Global Restaurants, Inc.	North Carolina
YA Company One Pty. Ltd.	Australia
YEB Holdings LLC	Delaware
YEB III LLC	Delaware
YRH Holdco Limited	England and Wales
YRI Asia Ventures Ltd.	Malta
YRI China Franchising LLC f/k/a YRI China Franchising S.à. r.l. f/k/a Yum! Finance Holdings V S.à. r.l.	Delaware
YRI Europe S.à. r.l.	Luxembourg
YRI Global Liquidity S.à. r.l.	Luxembourg
YRI Investment Company S.à. r.l.	Luxembourg
YRI Investment Ventures Ltd.	Malta
Yum Colombiatech Systems SAS	Colombia
Yum Connect Australia Pty. Ltd.	Australia
Yum Connect, LLC	Delaware
Yum Cyprus Limited	Cyprus
Yum HS Holdings, LLC	Delaware
Yum India Technology Solutions Private Limited	India
Yum Restaurant Services Group, LLC	Delaware
Yum Treasury Finance Ltd. F/k/a Flogios Holdings Ltd.	Cyprus
Yum! Asia Franchise Pte Ltd	Singapore
Yum! Asia Holdings LLC f/k/a Yum! Asia Holdings S.à. r.l.	Delaware

Yum! Australia Equipment Pty. Ltd.	Australia
Yum! Brands Mexico Holdings II LLC	Delaware
Yum! Capital Investments, LLC	Delaware
Yum! Europe Limited	England and Wales
Yum! Finance Holdings I S.à. r.l.	Luxembourg
Yum! Franchise de Mexico LLC f/k/a Yum! Franchise de Mexico, S.à. r.l.	Delaware
Yum! Holdings II Limited	England and Wales
Yum! III (UK) Limited	England and Wales
Yum! International Finance Company LLC f/k/a Yum! International Finance Company S.à. r.l.	Delaware
Yum! KFC Australia Holdings I LLC	Delaware
Yum! Restaurant Holdings	England and Wales
Yum! Restaurantes do Brasil Ltda.	Brazil
Yum! Restaurants (India) Private Limited	India
Yum! Restaurants (NZ) Ltd.	New Zealand
Yum! Restaurants Asia Pte. Ltd.	Singapore
Yum! Restaurants Australia Pty Limited	Australia
Yum! Restaurants Europe Limited	England and Wales
Yum! Restaurants International (Thailand) Co., Ltd.	Thailand
Yum! Restaurants International Holdings LLC	Delaware
Yum! Restaurants International Limited	England and Wales
Yum! Restaurants International Ltd. & Co. Kommanditgesellschaft	Germany
Yum! Restaurants International Management LLC	Delaware
YUM! Restaurants International MENAPAK Consulting FZE	Dubai
Yum! Restaurants International, Inc.	Delaware
Yum! Restaurants International, S de RL de CV	Mexico
Yum! Restaurants Limited f/k/a Yum! MENAPAKT Limited	England and Wales
Yum! Restaurants Marketing Private Limited	India
Yumsop Pty Limited	Australia